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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the use of our report dated April 19, 2000 on the financial statements of the Ultramar Diamond Shamrock logistics business as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999 and our reports dated August 10, 2000 on the financial statements of Shamrock Logistics, L.P. and Riverwalk Logistics, L.P. as of June 30, 2000 included in or made a part of this Registration Statement.



                                            ARTHUR ANDERSEN LLP



San Antonio, Texas


December 14, 2000